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                                                                    EXHIBIT 99.1

                   [LETTERHEAD OF SALOMON SMITH BARNEY INC.]

The Board of Directors
MeriStar Hotels & Resorts, Inc.
1010 Wisconsin Avenue, N.W.
Washington, D.C. 20007

Members of the Board:

We hereby consent to the inclusion of our opinion letter dated December 8, 2000 as Appendix E to, and to the reference thereto under the caption "SUMMARY--Opinion of MeriStar's Financial Advisor" and "THE MERGER--Opinion of MeriStar's Financial Advisor" in, the Joint Proxy Statement/Prospectus of American Skiing Company ("American Skiing") and MeriStar Hotels & Resorts, Inc. ("MeriStar") relating to the proposed merger involving American Skiing and MeriStar, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of American Skiing. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

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                                                       BY         /S/ SALOMON SMITH BARNEY INC.
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                                                                    SALOMON SMITH BARNEY INC.
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New York, New York
January 9, 2001